SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2010

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.07.              Submission of Matters to a Vote of Security Holders

The Company convened its annual meeting of shareholders on March 8, 2010 pursuant to notice duly given.  The matters voted upon at the meeting and the results of such voting are set forth below:

1.             To elect ten directors of the Company.

NAME	FOR	WITHHELD	BROKER NON-VOTES

Dr. John B. Elstrott	114,707,591	2,841,574	28,937,267

Gabrielle E. Greene	115,147,260	2,401,905	28,937,267

Hass Hassan	114,968,547	2,580,568	28,937,267

Stephanie Kugelman	113,154,783	4,394,382	28,937,267

John P. Mackey	112,048,104	5,501,061	28,937,267

Jonathan A. Seiffer	85,899,250	31,649,915	28,937,267

Morris J. Siegel	115,155,983	2,393,182	28,937,267

Jonathan D. Sokoloff	87,832,982	29,716,183	28,937,267

Dr. Ralph Z. Sorenson	109,808,584	7,740,581	28,937,267

W.A. (Kip) Tindell, III	113,097,514	4,451,651	28,937,267

All director nominees were duly elected.

2.             Ratification of the appointment of Ernst & Young, LLP as independent public accountants for fiscal year 2010.

FOR	AGAINST	ABSTAIN	BNV

145,297,487	960,836	228,109	0

The Motion was ratified.

3.                                       Expanding the requirement for majority voting standards.

FOR	AGAINST	ABSTAIN	BNV

67,865,440	49,385,477	298,147	28,937,368

The Motion was ratified.

4.             Amending the Company’s by-laws to permit removal of a director without cause

FOR	AGAINST	ABSTAIN	BNV

61,961,640	54,162,342	1,425,083	28,937,367

The Motion was ratified.

5.             Establishing a board of directors’ policy concerning an engagement process with proponents of shareholder proposals that are supported by a majority of the votes cast.

FOR	AGAINST	ABSTAIN	BNV

44,224,211	71,636,242	1,688,712	28,937,267

The proposal was rejected.

6.                                       Requesting that the board of directors amend the Company’s corporate governance principles to adopt and disclose a written and detailed succession planning policy.

FOR	AGAINST	ABSTAIN	BNV

34,207,241	82,195,235	1,146,588	28,937,368

The proposal was rejected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: March 8, 2010	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer